UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 2, 2008 (May 29, 2008)

Rite Aid Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011

(Address of principal executive offices, including zip code)

(717) 761-2633

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

                See description under Item 2.03.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                On May 29, 2008, Rite Aid Corporation (the “Company”) completed its offering (the “Offering”) of $158,000,000 aggregate principal amount of its 8.5% Convertible Notes due 2015 (the “Notes”) to Citigroup Global Markets Inc. (“Citi”) at a price of 100% of their principal amount, less underwriter discounts and commission, pursuant to Registration Statement No. 333-140537.

                The Notes were issued pursuant to an indenture, dated as of May 29, 2008 (the “Base Indenture”), between the Company and The Bank of New York, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 29, 2008 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The descriptions of the Base Indenture, the First Supplemental Indenture and the Notes in this Current Report on Form 8-K are summaries and are qualified in their entirety by reference to the full text of the Base Indenture, the First Supplemental Indenture and the form of the Note included therein, copies of which are attached to this Current Report on Form 8-K and incorporated by reference herein.

                The Notes are unsecured, unsubordinated obligations of the Company and will rank equally in right of payment with all of the Company’s other unsubordinated indebtedness. The Notes are effectively subordinated to all of the Company’s secured debt to the extent of the value of the assets securing that debt. Also, the Notes are structurally subordinated to all existing and future liabilities and obligations of the Company’s subsidiaries, including guarantees by such subsidiaries of the Company’s debt. Holders of the Notes will only be creditors of the Company and not its subsidiaries. The ability of the Company’s creditors, including holders of the Notes, to participate in any distribution of assets of any of the Company’s subsidiaries upon liquidation or bankruptcy will be subject to the prior claims of that subsidiary’s creditors, including trade creditors, and any prior or equal claim of any equity holder of that subsidiary. As a result, holders of the Notes may receive less, proportionately, than the Company’s secured creditors and the creditors of its subsidiaries.

                The Notes will bear interest at the rate of 8.5% per annum from the issue date, payable semiannually in arrears on May 15 and November 15 of each year, commencing on November 15, 2008. The Notes will mature on May 15, 2015, unless previously converted or repurchased in accordance with their terms prior to such date. The Notes are not redeemable by the Company prior to the maturity date.

                The holder of any Note will have the right, at the holder’s option, to convert any portion of the principal amount of a Note that is an integral multiple of $1,000, into shares of the Company’s common stock at any time prior to the close of business on the business day immediately preceding the maturity date, unless previously repurchased, at an initial conversion rate of 386.3614 shares of common stock per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $2.59 per share). The conversion rate will be subject to adjustment upon the occurrence of certain events, such as dividends or stock splits.

                Upon conversion of a Note, a holder will not receive any cash payment of interest (unless such conversion occurs between a regular record date and the interest payment date to which it relates) and the Company will not adjust the conversion rate to account for accrued and unpaid interest. The Company’s delivery to the holder of the full number of shares of common stock into which the Note is convertible, together with any cash payment for fractional shares, will be deemed to satisfy the Company’s obligation with respect to such Note. Accordingly, any accrued but unpaid interest will be deemed to be paid in full upon conversion, rather than cancelled, extinguished or forfeited.

                If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to repurchase all or a portion of their Notes at a price equal to 100% of the principal amount of the Notes to be repurchased, together with interest accrued, if any, to but not including the repurchase date.

                Each of the following constitutes an event of default under the Indenture: (1) failure to make the payment of any interest upon any Note when it becomes due and payable and such failure continues for a period of 30 days; (2) failure to make the payment of any principal of, or any premium on, any Note at maturity, upon repurchase, acceleration or otherwise; (3) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture and continuance of such default or breach for a period of 30 days after notice is given by the holders of at least 25% in principal amount of the outstanding Notes; (4) certain events of bankruptcy, insolvency or reorganization involving the Company or any significant subsidiary; (5) failure to comply with certain obligations upon certain merger, consolidation or sale of asset transactions; (6) failure to deliver, when due upon conversion, shares of common stock together with cash in lieu of fractional shares and such failure continues for a period of five business days after receipt of a conversion notice; (7) a default under any debt of the Company or any subsidiary that results in the acceleration of the final maturity of such debt, or failure to pay any such debt at final maturity (giving affect to applicable grace periods), in an aggregate amount of $35,000,000; or (8) any judgment or judgments for the payment of money in an aggregate amount in excess of $35,000,000 that shall be rendered against the Company or any subsidiary and that shall not be waived, satisfied or discharged for any period of 30 consecutive days during which a stay of enforcement shall not be in effect.

                Citi and its affiliates have in the past engaged, and may in the future engage in transactions with the Company, and perform services for the Company, including commercial banking, financial advisory and investment banking services in the ordinary course of business for which they have received or will receive customary fees and expenses.  Citi is acting as joint lead arranger and joint book runner under the Company’s senior secured credit facility, and an affiliate of Citi is a lender, the administrative agent and collateral processing agent under the Company’s senior secured credit facility. In connection with these roles, Citi and its affiliates each receive, and will receive, customary fees. The Trustee under the Indenture serves as trustee under certain other indentures of the Company.

Item 8.01.              Other Events.

                On May 29, 2008, the Company delivered a notice of redemption to the trustee under its 6.125% Notes due 2008 (the “6.125% Notes”).  The notice of redemption provides the trustee with notice that the Company intends to redeem all of its outstanding $150,000,000 aggregate principal amount of the 6.125% Notes on June 30, 2008 (the “Redemption Date”).  The 6.125% Notes will be redeemed with the proceeds of the Notes in accordance with the redemption provisions contained in the 6.125% Notes. The redemption price will be at a price equal to the greater of (“Redemption Price”):

•	100% of the principal amount of the 6.125% Notes to be redeemed, and

•

the sum, as determined by the Quotation Agent (as defined in the Indenture governing the 6.125% Notes), of the present values of the principal amount of the 6.125% Notes to be redeemed and the remaining scheduled payments of interest thereon from the Redemption Date to the stated maturity date of the 6.125% Notes discounted from their respective scheduled payment dates to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture governing the 6.125% Notes) plus 20 basis points,

•	plus, in either case, accrued interest thereon to the Redemption Date.

                On and after the Redemption Date, the Redemption Price will become due and payable upon each such Note to be redeemed and interest thereon will cease to accrue on and after that date.

Item 9.01.              Financial Statements and Exhibits.

                (c)           Exhibits

4.1	Senior Debt Securities Indenture, dated as of May 29, 2008, between Rite Aid Corporation and The Bank of New York Trust Company, N.A.
4.2	First Supplemental Indenture, dated as of May 29, 2008, between Rite Aid Corporation and The Bank of New York Trust Company, N.A.
4.3	Form of 8.5% Convertible Note due 2015 (included in Exhibit 4.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 2, 2008	By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Senior Debt Securities Indenture, dated as of May 29, 2008, between Rite Aid Corporation and The Bank of New York Trust Company, N.A.
4.2	First Supplemental Indenture, dated as of May 29, 2008, between Rite Aid Corporation and The Bank of New York Trust Company, N.A.
4.3	Form of 8.5% Convertible Note due 2015 (included in Exhibit 4.2)